POWER OF ATTORNEY

Pursuant to this Power of Attorney, dated as of May 2, 2022, the undersigned hereby appoints Angelique Strong Marks, the Chief Legal Officer of Cars.com
Inc.,
a Delaware corporation (the "Company"), as the undersigned's true and lawful attorney in fact, with full power of substitution and resubstitution, to:

(1) prepare, execute for and on behalf of the undersigned, and file with the
U.S. Securities and Exchange Commission (the "SEC") a Form ID (including any amendments thereto) and any other documents necessary or desirable to enable the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act");

(2) prepare, execute for and on behalf of the undersigned and file with the
SEC, in the undersigned's capacity as an officer and/or director and/or stockholder of the Company, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute such Form ID and/or Forms 3, 4 and 5 (including any amendments thereto) and timely file such form(s) with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to Angelique Strong Marks, as attorney in fact, acting singly, full power and authority to do and perform any and all acts and things necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do in person, hereby ratifying and confirming all that such attorney in fact, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that such attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned with respect to the undersigned's holdings of and transactions in securities issued by the Company and the authority of any attorneys-in-fact of the Company named in any such previous power of attorney is hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to such attorney in fact or
(b) superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ Greg Revelle